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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(B) OR (G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                             BEI TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               94-3274498
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

    ONE POST STREET, SUITE 2500 SAN                      94104
             FRANCISCO, CA                             (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

              Registrant's telephone number, including area code:

                                 (415) 956-4477

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE

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                             BEI TECHNOLOGIES, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 ITEM
 NO.             CAPTION                  LOCATION IN INFORMATION STATEMENT
 ----            -------                  ---------------------------------
 1.   Business....................   "Summary"; "The Distribution"; "Risk
                                     Factors"; "The Business"; and "Management's
                                     Discussion and Analysis of Financial
                                     Condition and Results of Operations."

 2.   Financial Information.......   "Summary"; "The Distribution"; "Proforma
                                     Combined Balance Sheets and Statements of
                                     Operations"; and "Management's Discussion
                                     and Analysis of Financial Condition and
                                     Results of Operations."

 3.   Properties..................   "The Business--Properties."

 4.   Security Ownership of
      Certain Beneficial Owners
      and Management..............   "The Distribution" and "Ownership of
                                     Technologies Common Stock by Certain
                                     Beneficial Owners and Management."

 5.   Directors and Executive
      Officers....................   "Directors and Executive Officers of the
                                     Company" and "Liability and Indemnification
                                     of Officers and Directors."

 6.   Executive Compensation......   "Compensation of Executive Officers."

 7.   Certain Relationships and
      Related Transactions........   "Directors and Executive Officers of the
                                     Company--Certain Relationships."

 8.   Legal Proceedings...........   "The Business--Legal Proceedings."

 9.   Market Price of and
      Dividends on the
      Registrant's Common Equity
      and Related Stockholder
      Matters.....................   "Summary"; "The Distribution"; "Risk
                                     Factors"; "Directors and Executive Officers
                                     of the Company"; "Description of Capital
                                     Stock" and "Stockholder Rights Plan."

 10.  Recent Sales of Unregistered
      Securities..................   Not Applicable.

 11.  Description of Registrant's
      Securities to be
      Registered..................   "The Distribution"; "Description of Capital
                                     Stock"; and "Share Purchase Rights Plan."

 12.  Indemnification of Directors
      and Officers................   "Liability and Indemnification of Directors
                                     and Officers."

 13.  Financial Statements and
      Supplementary Data..........   "Summary"; "Pro forma Combined Balance
                                     Sheets and Statements of Operations"; and
                                     "Management's Discussion and Analysis of
                                     Financial Condition and Results of
                                     Operations."

 14.  Changes in and Disagreements
      with Accountants on
      Accounting and Financial
      Disclosure..................   Not Applicable.

 15.  Financial Statements and
      Exhibits....................   "Selected Proforma Data"; "Proforma
                                     Combined Balance Sheets and Statements of
                                     Operations"; "Index to Financial
                                     Statements"; and "Index to Exhibits."

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                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTIONS 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          BEI TECHNOLOGIES, INC.
                                          (Registrant)

                                              /s/ Charles Crocker
                                          By: _________________________________
                                          Name: Charles Crocker
                                          Title: President and Chief Executive
                                           Officer

Date: July 2, 1997
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
EXHIBIT
  NO.    DESCRIPTION
-------  -----------
  2*     Distribution Agreement
  3.1    Certificate of Incorporation of BEI Technologies, Inc.
  3.2    Bylaws of BEI Technologies, Inc.
  4.1*   Specimen Common Share certificate
  4.2    Certificate of Incorporation of BEI Technologies, Inc. (filed as Exhibit 3.1 hereto)
  4.3    Bylaws of BEI Technologies, Inc. (filed as Exhibit 3.2 hereto)
 11.1    Statement regarding Computation of Per Share Earnings
 21.1    List of Subsidiaries of BEI Technologies, Inc.
 27      Financial Data Schedule
 99.1    BEI Technologies, Inc. Information Statement dated      , 1997
 99.2*   Rights Agreement dated as of      , 1997 among BEI Technologies, Inc. and ChaseMellon
         Shareholder Services, L.L.C.
 99.3*   Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock
 99.4*   Form of Rights Certificate

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*to be filed by amendment

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                  EXHIBITS TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                             BEI TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
    2*   Distribution Agreement
   3.1   Certificate of Incorporation of BEI Technologies, Inc.
   3.2   Bylaws of BEI Technologies, Inc.
   4.1*  Specimen Common Share certificate
         Certificate of Incorporation of BEI Technologies, Inc. (filed as
   4.2   Exhibit 3.1 hereto)
   4.3   Bylaws of BEI Technologies, Inc. (filed as Exhibit 3.2 hereto)
  11.1   Statement regarding Computation of Per Share Earnings
  21.1   List of Subsidiaries of BEI Technologies, Inc.
  27     Financial Data Schedule
  99.1   BEI Technologies, Inc. Information Statement dated      , 1997
  99.2*  Rights Agreement dated as of      , 1997 among BEI Technologies, Inc.
         and ChaseMellon Shareholder Services, L.L.C.
         Registrant's Certificate of Designation of Series A Junior
  99.3*  Participating Preferred Stock
  99.4*  Form of Rights Certificate

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* to be filed by amendment